UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 20, 2011 (October 17, 2011)

Behringer Harvard Opportunity REIT I, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Maryland	000-51961	20-1862323
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

15601 Dallas Parkway, Suite 600, Addison, Texas 75001

(Address of principal executive offices) (ZIP Code)

(866) 655-3600

(Registrant’s telephone number, including area code)

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07              Submission of Matters to a Vote of Security Holders.

The annual meeting of stockholders of Behringer Harvard Opportunity REIT I, Inc., a Maryland corporation (which may be referred to herein as the “Registrant,” “we,” “our” or “us”), was held on October 17, 2011.  A total of 28,545,089 shares of our common stock outstanding and entitled to vote were represented at the meeting in person or by proxy, representing approximately 50.52% of the total number of shares entitled to vote at the annual meeting.

At the annual meeting, our stockholders elected the five nominees listed below to serve on our board of directors until the next annual meeting of stockholders, and each will continue in office until his or her successor has been elected and qualified or until his or her earlier death, resignation or retirement.  The votes cast with respect to each director were as follows:

Nominee	Votes For	Votes Withheld
Robert M. Behringer	26,085,224	2,459,865
Robert S. Aisner	26,118,398	2,426,691
Barbara C. Bufkin	26,105,384	2,439,705
Terry L. Gage	26,106,626	2,439,463
Steven J. Kaplan	26,091,993	2,453,096

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BEHRINGER HARVARD OPPORTUNITY REIT I, INC.

Dated: October 20, 2011	By:	/s/ Terri Warren Reynolds
Terri Warren Reynolds
Senior Vice President – Legal, General Counsel and Secretary